Exhibit 99.1

Kinnate Biopharma Inc. Reports Full Year 2021 Financial Results and Provides Operational Updates

Initiated Phase 1 clinical trial for KIN-3248 in the first quarter of 2022

Initial monotherapy data from the ongoing KN-8701 Phase 1 trial expected in the third quarter of 2022

Initiation of the combination portion of KN-8701 to study KIN-2787 with binimetinib in NRAS-mutant melanoma expected in the first half of 2022 with initial data expected by year end 2022

Cash, cash equivalents and investments of approximately $324.9 million as of December 31, 2021, exclusive of its China joint venture’s cash

SAN FRANCISCO and SAN DIEGO, Calif. – March 28, 2022 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, today announced financial results for the full year ended December 31, 2021.

“The continuing advancement across our pipeline last year, including the first patient being dosed in our Phase 1 trial evaluating KIN-2787 in adult patients with BRAF-mutant advanced and metastatic tumors, positions the company to further deliver on several key upcoming milestones in 2022,” said Nima Farzan, Chief Executive Officer of Kinnate Biopharma. “For KIN-2787, we are on target to report initial monotherapy data from the ongoing KN-8701 Phase 1 trial expected in the third quarter of 2022 and initial data from the combination of KIN-2787 with binimetinib in NRAS-mutant melanoma by year end 2022. Beyond KIN-2787, we were pleased to receive IND clearance for KIN-3248, a next-generation pan-FGFR inhibitor, from the FDA earlier this year and initiated the Phase 1 trial in the first quarter. Our goal of generating one IND filing per year from our Kinnate Discovery Engine remains an important focus for the company as we look to improve upon current targeted oncology outcomes.”

Recent Business Highlights and Corporate Update:

KIN-2787, pan-RAF inhibitor
•
Announced that three abstracts highlighting data from KIN-2787 have been accepted for presentation at the upcoming American Association for Cancer Research (AACR) Annual Meeting 2022, to be held April 8-13, in New Orleans, Louisiana. KIN-2787 is an orally available small molecule pan-RAF inhibitor being developed for the treatment of patients with lung cancer, melanoma, and other solid tumors. The three abstracts include:

o	Occurrence of BRAF class II and III alterations is common across solid tumors and is associated with inferior clinical outcomes in NSCLC and melanoma (PAN# 4122);
o
Design and rationale of a first in human (FIH) Phase 1/1b study evaluating KIN-2787, a potent and highly selective pan-RAF inhibitor, in adult patients with BRAF- and NRAS-mutation positive solid tumors (PAN# CT248); and

o	Antitumor activity of KIN-2787, a next-generation pan-RAF inhibitor, in preclinical models of human RAF/RAS mutant melanoma (PAN# 2674).
•
Presented findings from a collaborative study with Tempus investigating the prevalence of Class II and Class III alterations among patients with BRAF-mutated solid tumors. These findings were presented as an e-Poster at the virtual European Society for Medical Oncology (ESMO) Targeted Anticancer Therapies Congress (TAT). The meeting took place March 7-9, 2022.

•
Delivered an oral presentation of KIN-2787 preclinical data at the virtual IASLC 2022 Targeted Therapies of Lung Cancer meeting which took place February 22-26, 2022. In this study, KIN-2787 activity was assessed by suppression of downstream MAPK pathway signaling and subsequent cell growth inhibition across BRAF-altered and/or RAS-altered versus wild type panels of human non-small cell lung cancer (NSCLC) cell lines.

KIN-3248, FGFR Inhibitor
•
Announced the presentation of updates from preclinical studies evaluating its Fibroblast Growth Factor Receptor (FGFR) inhibitor candidate, KIN-3248, a next-generation pan-FGFR inhibitor being developed for intrahepatic cholangiocarcinoma (ICC) and urothelial carcinoma (UC) and other solid tumors. These findings were presented during a poster session at the ASCO Gastrointestinal Cancers Symposium which took place January 20-22, 2022.

•
On January 18, 2022 announced that the U.S Food and Drug Administration (FDA) has cleared the company’s Investigational New Drug (IND) application for KIN-3248. The Phase 1 trial initiated in the first quarter of 2022 and will evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics and anti-cancer activity of KIN-3248 in FGFR inhibitor naïve and pretreated cancer patients with FGFR2 and/or FGFR3 gene alterations.

Full-Year 2021 Financial Results
•	Full year net loss for 2021 was $89.8 million, compared to $35.8 million in 2020.
•	Full year research and development expenses for 2021 were $67.2 million, compared to $29.2 million in 2020.
•	Full year general and administrative expenses for 2021 increased to $22.9 million, compared to $6.8 million in 2020.
•	As of December 31, 2021, the total of cash and cash equivalents and short-term investments was $324.9 million, exclusive of the joint venture’s cash.

Key Upcoming 2022 Milestone Targets
KIN-2787
•	Initial monotherapy data from the ongoing KN-8701 Phase 1 trial expected in the third quarter of 2022.
•	Initiation of the combination portion of KN-8701 to study KIN-2787 with binimetinib in NRAS-mutant melanoma expected in the first half of 2022 with initial data expected by year end 2022.
•	Initiation of a Phase 1 trial in Greater China by Kinnjiu expected in mid-2022.

KIN-3248
•	Initial data from ongoing KN-4802 Phase 1 trial expected in the second half of 2023.

Early Discovery Pipeline
•	Goal to generate one IND filing a year from the company’s Kinnate Discovery Engine.
•	Announcement of the company’s next pipeline target expected in the second half of 2022.

About Kinnate Biopharma Inc.
Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products that are designed to address significant unmet need. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, please visit www.kinnate.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements, include, without limitation, statements regarding the planned initiation of the combination portion of KN-8701 to study KIN-2787 with binimetinib in NRAS-mutant melanoma patients; the expected timing of clinical data from KN-8701 for both monotherapy and in combination with binimetinib; the potential benefits of the company’s Kinnate Discovery Engine and our product candidates, including KIN-2787 (including in combination with binimetinib) and KIN-3248; the planned initiation of a Phase 1 trial for KIN-2787 in Greater China; the planned initiation of a Phase 1 trial for KIN-3248; the expected timing of clinical data from KN-4802; our intention to generate one IND filing a year; the planned announcement of an additional pipeline target; the period over which we estimate our existing cash, cash equivalents and investments will be sufficient to fund our operations; and statements by our Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends.  Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to operating as a preclinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical trial results; negative impacts of the COVID-19 pandemic on our business, including planned clinical trials and ongoing and planned preclinical trials; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our preclinical studies and any future clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks.

These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that we are concurrently filing with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC.  New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Contacts:

Investors:
Patti Bank
ICR Westwicke
415-513-1284
investors@kinnate.com

Media:
Colin Sanford
colin@bioscribe.com

Kinnate Biopharma Inc.
Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$116,096	$365,462
Cash at consolidated joint venture	33,593	-
Short-term investments	103,362	31,398
Prepaid expenses and other current assets	5,639	3,343
Total current assets	258,690	400,203
Property and equipment, net	956	368
Long-term investments	105,449	-
Restricted cash	371	-
Deferred offering costs	641	-
Other non-current assets	757	-
Total assets	$366,864	$400,571

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$3,148	$3,940
Accrued expenses	9,239	3,364
Total current liabilities	12,387	7,304
Redeemable convertible noncontrolling interests	35,000	-
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at December 31, 2021 and 2020; 0 shares outstanding at December 31, 2021 and 2020	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at December 31, 2021 and 2020; 43,855,944 and 43,477,439 shares issued and outstanding at December 31, 2021 and 2020, respectively	4	4
Additional paid-in capital	463,089	446,601
Accumulated other comprehensive loss	(524)	(9)
Accumulated deficit	(143,092)	(53,329)
Total stockholders’ equity	319,477	393,267
Total liabilities, redeemable convertible noncontrolling interests and stockholders' equity	$366,864	$400,571

Kinnate Biopharma Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2021	2020

Operating expenses:
Research and development	$67,166	$29,237
General and administrative	22,945	6,764
Total operating expenses	90,111	36,001
Loss from operations	(90,111)	(36,001)
Other income, net	348	240
Net loss	(89,763)	(35,761)
Net loss attributable to redeemable convertible noncontrolling interests	-	-
Net loss attributable to Kinnate	$(89,763)	$(35,761)

Weighted-average shares outstanding, basic and diluted	43,601,162	6,767,591
Net loss per share, basic and diluted	$(2.06)	$(5.28)

Comprehensive loss:
Net loss	$(89,763)	$(35,761)
Other comprehensive loss:
Unrealized loss on investments	(515)	(9)
Total comprehensive loss	(90,278)	(35,770)
Comprehensive loss attributable to redeemable convertible noncontrolling interests	-	-
Comprehensive loss attributable to Kinnate	$(90,278)	$(35,770)